UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 12, 2011, NeoPhotonics Corporation (the “Company”) completed its previously announced acquisition of Santur Corporation (“Santur”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 29, 2011, by and among the Company, Dulcimer Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), Santur and Shareholder Representative Services LLC, solely in its capacity as the Stockholder Representative. Upon the terms of the Merger Agreement, Merger Sub merged with and into Santur (the “Merger”), with Santur continuing as the surviving corporation and becoming a wholly owned subsidiary of the Company.

The total consideration payable by the Company in the Merger was approximately $38.4 million of cash. A portion of the proceeds in the Merger was payable to participants in the Santur Corporation 2011 Incentive Plan (the “Incentive Plan”). An aggregate amount of $6.0 million was withheld from the payments to holders of Santur common stock, holders of warrants to purchase Santur stock, holders of options to purchase Santur stock and participants in the Incentive Plan on a pro rata basis and placed into escrow to cover certain indemnity obligations of such holders from the closing date. In addition, such holders are also entitled to receive up to an additional $7.5 million, in the aggregate, contingent on the financial performance of Santur products during calendar year 2012.

In connection with the Merger, the Company granted special inducement grants under the NeoPhotonics 2011 Inducement Award Plan to retain certain Santur employees. The Company granted options to purchase an aggregate of 466,450 shares of the Company’s common stock.

A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Santur. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement or the date of the Merger, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Santur or any of their respective subsidiaries or affiliates.

A copy of the press release announcing the completion of the acquisition is furnished herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 29, 2011, by and among NeoPhotonics Corporation, Dulcimer Acquisition Corp., Santur Corporation and Shareholder Representative Services LLC, solely in its capacity as the Stockholder Representative
99.1	Press Release regarding the Merger, dated October 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2011	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 29, 2011, by and among NeoPhotonics Corporation, Dulcimer Acquisition Corp., Santur Corporation and Shareholder Representative Services LLC, solely in its capacity as the Stockholder Representative

99.1	Press Release regarding the Merger, dated October 13, 2011